EXHIBIT 10.1

REMARK MEDIA, INC.
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of July 9, 2015, is between Remark Media, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).
WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to the Purchaser subject to the terms and conditions of this Agreement and pursuant to an effective registration statement on Form S-3 (File No. 333-202024) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, which registration statement contains the base prospectus, including all documents incorporated or deemed incorporated therein by reference, to the extent such information has not been superseded or modified, and has been supplemented by the prospectus supplement of even date herewith, including the documents incorporated by reference therein.
NOW, THEREFORE, upon the execution and delivery of this Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:
1.Subscription. The Purchaser, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of shares of Common Stock at the per share purchase price and aggregate purchase price (the “Subscription Amount”) as set forth on the signature page hereto (the “Shares”), and the Company, intending to be legally bound, hereby agrees to issue and sell the Shares to the Purchaser.

2.Purchase and Sale of Shares. The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase, the Shares on the third day following the date hereof on which The NASDAQ Capital Market (“NASDAQ”) is open for trading, or such other time not later than 10 business days after such date as shall be agreed upon by the Company and the Purchaser (the “Closing”). At the Closing, the Purchaser shall pay the aggregate purchase price by wire transfer of immediately available funds to an account designated by the Company, and the Company shall deliver instructions to the Company’s transfer agent to issue the Shares to Purchaser in book-entry form.

3.Investment Intent. The Purchaser is purchasing the Shares for its own account, for investment purposes only and not with a current view to distribute or resell such Shares in whole or in part.

4.Freely Tradable Shares. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 and listed on NASDAQ. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock or delisting the Common Stock from NASDAQ, nor has the Company received any notice from the SEC or NASDAQ regarding the termination of such registration or the delisting of the

Common Stock from NASDAQ. When issued, the Shares will be listed on NASDAQ at the Closing, subject to satisfaction by the Company of customary post-closing conditions imposed by NASDAQ in similar circumstances, and will be freely tradable by the Purchaser.

5.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

7.Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

PURCHASER:

By:
Name:
Purchase Price per Share: $4.00	Title:
Subscription Amount: $_____
No. of Shares: _____	Email:

Agreed and Accepted this
9th day of July, 2015:
REMARK MEDIA, INC.
By:
Name:
Title:

Address for Notice:

Telephone:
Facsimile:
Attention:
With a Copy to (which shall not constitute notice):

Telephone:
Subscription Amount Accepted: $_____	Facsimile:
No. of Shares Accepted: _____	Attention: